Exhibit 10.2

May 28, 2015

Mercantile Bank Corporation

Mercantile Bank of Michigan

310 Leonard St. NW

Grand Rapids, Michigan 49504

Re:  First Amendment to Employment Agreement dated November 13, 2014

Ladies and Gentlemen:

This letter confirms our agreement reached today regarding the Employment Agreement dated as of November 13, 2014, by and among you and me (the "Employment Agreement"). We have agreed that all references in the Employment Agreement to my title as President, Chief Operating Officer and Secretary of Mercantile Bank of Michigan (the "Bank"), are amended to refer to President, Chief Executive Officer and Secretary of the Bank, to take into account my promotion to Chief Executive Officer of the Bank.

Any future changes to my titles for the Company or the Bank will be automatically incorporated into the Employment Agreement without the need for an amendment.

We have further agreed that, effective as of June 1, 2015, my annual salary will be increased from $346,500 to $376,500 for the remainder of 2015.

Except as specifically amended by this letter, all of the terms of the Employment Agreement remain in full force and effect. This letter may be executed in counterparts, and is governed by Michigan law.

/s/ Robert B. Kaminski, Jr.
Robert B. Kaminski, Jr.

MERCANTILE BANK CORPORATION

By:	/s/ Michael H. Price

Its: Chairman, President and Chief Executive Officer

MERCANTILE BANK OF MICHIGAN

By:	/s/ Michael H. Price

	Its:	Chairman